Ranger Energy Services Announces Agreement to Acquire American Well Services

HOUSTON, TX — (November 10, 2025) — Ranger Energy Services, Inc. (NYSE: RNGR) (“Ranger” or the “Company”) today announced it has acquired American Well Services (“AWS”), a Permian Basin-focused well services provider, from Argonaut Private Equity (“Argonaut”).
Strategic Highlights
•Expands scale with rig count increasing approximately 25% galvanizing Ranger as the largest well-servicing provider in the Lower 48
•Represents a compelling valuation with total consideration of approximately $90.5 million, representing less than 2.5 times trailing EBITDA
•Generates accretion to earnings and cash flow immediately with expected synergies of $4 million identified
•Expects future pro forma EBITDA to exceed $100 million with higher earnings potential as commodity prices recover
•Enables strong pull-through revenue opportunities to Ranger’s high specification rig segment with the addition of new complementary service lines
Stuart Bodden, CEO of Ranger Energy Services
“Today marks another foundational step in Ranger’s growth journey. With the acquisition of AWS, Ranger is the largest well-services provider in the United States and uniquely positioned to capitalize on a market recovery while expanding reach to customers with our new technology. The reputation of the assets and strength of AWS’s customer franchise accelerates our strategic roadmap, deepens our relationships with the major operators, and expands our future opportunity set. The fleet of workover rigs at AWS has been well maintained and includes a breadth of complementary equipment. Additionally, with the AWS acquisition, Ranger will be adding service lines that have high pull through opportunities that the AWS team has benefited from in the past few years. We are excited about welcoming a new and talented group of people into the Ranger family and about the innovation and growth we will unlock together. This acquisition further powers our ECHO program and helps deliver step changes in efficiency and safety.”
Mr. Bodden continued, “Outside of the strategic merits of this transaction, the consideration represents an attractive multiple with expected accretion on EBITDA, EPS and cash flow metrics in the near-term and illustrates a great use of Ranger’s capital and financial flexibility while minimizing dilution. The structure is a sensible mix of cash, stock, and a performance-based earn-out to ensure alignment through integration, all of which underpins our disciplined approach to inorganic growth. The pro forma business should have the capability to quickly repay acquisition‑related borrowings under our current revolver while also maintaining Ranger’s current capital returns program. We have long held that the cash flows Ranger produces allow us the capacity to pursue both growth and return capital to shareholders, and our continued commitments to capital allocation along with this transaction are evidence of that in action. We will continue to maintain the conservative posture our investors have come to expect and sustain our industry-leading capital return program while adding value accretive transactions to the portfolio.”
Steve Mitchell, CEO & Managing Director of Argonaut Private Equity
“Argonaut has made a series of investments over the past 7 years to create a best in class well services company and is proud to see the culmination of those efforts. The American Well Services team has built a strong platform with a good reputation that has benefited from recent operator consolidations. Making the choice to now combine with Ranger will enable the AWS assets and employees to take advantage of the growth opportunities that come from a multi-basin player with new and differentiated technology at an inflection point in the cycle. I look forward to seeing what the pro forma company will achieve together and appreciate the efforts of all the members of the AWS team that made today’s transaction possible.”
Transaction Consideration
The total consideration payable in the acquisition is approximately $90.5 million, structured as $60 million in cash, 2 million shares of Ranger common stock priced at $12.51 determined in early deal discussions, and a $5 million earn-out contingent on AWS achieving $36 million in EBITDA in the 12 months following closing. The transaction is structured as a cash free, debt free purchase with the cash portion funded with cash on the balance sheet and borrowings on the revolving credit facility. Post-close, leverage is expected to be approximately $50 million, inclusive of Ranger’s existing financing leases, putting Ranger’s leverage ratio at approximately 0.4x and lower than many peers.

On a pro forma basis, Ranger’s go forward EBITDA is expected to exceed $100 million, with earnings potential growing significantly higher under the right macroeconomic conditions. The transaction is expected to be immediately accretive to earnings and free cash flow with expected annual synergies of $4 million to be fully realized before the end of 2026.

This valuation reinforces both Ranger’s disciplined approach to acquiring companies and AWS’s view of the value creation opportunity created through combining the two companies.

Strategic Rationale
This acquisition strengthens Ranger’s position as a leader of well servicing solutions and aligns with the pillars of the company’s strategic roadmap:
GROW MARKET LEADING POSITION
Market Leadership: Ranger becomes the largest well servicing provider in the Lower 48, with unmatched scale in the Permian Basin. The pro forma company will strengthen its competitive position by deepening and solidifying ties with major operators. The acquisition also significantly expands Ranger’s rig count at paybacks relatively similar to reactivation.
Growth Platform: AWS introduces higher margin service lines, such as tubing rentals and inspection, chemical sales, and mixing plants that complement Ranger’s high-spec rig fleet and enable strong pull-through revenue opportunities.

Technology Enablement: The expanded Ranger platform and future cash flow will enhance Ranger’s ability to invest in innovation, including the ECHO hybrid electric rig program and the Overwatch AI diagnostics platform, driving efficiency, safety, and emissions reduction.
MAXIMIZE CASH FLOW GENERATION
Compelling Valuation: Transaction consideration of approximately $90.5 million represents less than 2.5 times trailing EBITDA with a portion of consideration subject to a $5 million earn-out linked to achieving first-year EBITDA performance of $36 million for the acquired business.

Expanded Financial Prowess: With pro forma annual EBITDA expected to exceed $100 million in 2026 with greater potential in stronger market conditions, Ranger will be able to expand cash flow generation capabilities meaningfully.
PRIORITIZE SHAREHOLDER RETURNS
Reinforced Commitment: Post-transaction, Ranger is expected to have sufficient capacity to continue pursuing opportunities to repurchase shares at compelling valuations maintaining a capital allocation strategy of aggressively repurchasing shares when buying opportunities present themselves leading to strong shareholder returns.
MAINTAIN FINANCIAL FLEXIBILITY
Capital Discipline: Ranger expects to have the capacity to repay acquisition-related borrowings within one year, supported by strong free cash flows post-close. Financial flexibility and the prudent use of capital enabled this transaction and Ranger will continue to place priority on ensuring a best-in-class OFS balance sheet.
Ranger was advised on the transaction by Piper Sandler, with King & Spalding LLP serving as legal counsel to Ranger. Sofos Law was legal counsel to AWS and Argonaut Private Equity.
About Ranger Energy Services
Ranger Energy Services, Inc. (NYSE: RNGR) is a premier provider of high-specification workover rigs and completion solutions to the U.S. onshore oil and gas industry. Ranger is committed to safe, reliable, innovative service—delivering technology-enabled solutions that maximize customer productivity, minimize environmental impact, and create best-in-class returns for investors.
About Argonaut Private Equity
Founded in 2004, Argonaut Private Equity is a Tulsa, OK based private equity firm with over $2 billion of capital deployed in direct investments across the manufacturing and industrial sectors. Argonaut partners with industrial companies across Middle America to enhance their operations and accelerate growth.
Forward-Looking Statements
Certain statements included in this release are forward-looking and subject to risks and uncertainties. Terms such as, but not limited to, “believe,” “expect,” “intend,” “estimate,” “anticipate,” “should,” “may,” and “will” identify forward-looking statements. All forward-looking statements rely on a number of assumptions, estimates and data concerning future results and events and are subject to a number of uncertainties and other factors that could cause actual results to differ materially from those reflected in such statements. Factors that could cause or contribute to changes in such forward-looking statements include, but are not limited to the Company’s ability to integrate AWS with its existing operations and to realize the anticipated cost savings and other efficiencies and benefits; risks related to disruption of management’s attention from the ongoing business operations of the Company due to the transaction; loss of key employees or customers following the acquisition; and estimated synergies between AWS and the Company as well as estimated purchase price accounting impacts, being estimated and materially different from actual results. Accordingly, the Company cautions that the forward-looking statements contained herein are qualified by these and other important factors and uncertainties that could cause results to differ materially from those reflected by such statements. For more information on additional potential risk factors, please review the Company’s filings with the SEC, including, but not limited to, the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K.
Use of Non-GAAP information
We refer to certain non-GAAP financial measures in this release, including pro forma EBITDA. The Company is not providing a quantitative reconciliation of forward-looking non-GAAP financial measures to the most directly comparable U.S. GAAP measure because it is unable to predict with reasonable certainty the ultimate outcome of certain significant items without unreasonable effort. These items include, but are not limited to, uncertainties regarding the ability to successfully achieve synergies between AWS and Ranger and the timing of such synergies. Furthermore, in the course of preparing financial information for AWS, as required by Rule 3-05 and Article 11 of Regulation S-X in connection with the closing of the transaction, further adjustments to the information presented herein may be made and any such adjustments could be material.
Investor Contact:
Melissa Cougle
Executive Vice President and Chief Financial Officer
(713) 935-8900
InvestorRelations@rangerenergy.com